Exhibit 10.1

Susquehanna

Susquehanna Bank
Robert P. Whelen, Jr., Senior Vice President
307 International Circle, 6th floor
Hunt Valley, MD 21030-1376
Tel (410) 316-0214
Fax (410) 316-0016

July 29, 2013

Mr. Jeffery G. Hough
SVP, Chief Financial Officer
GSE Systems
1332 Londontown Blvd.
Sykesville, MD 21784

Dear Jeff:

The purpose of this letter is to confirm that the Bank has agreed to the following:

·
The Bank has agreed to extend the Revolving Credit Expiration Date until June 30, 2014, as defined in the Master Loan and Security Agreement dated November 22, 2011 in Section 1.1(a), by and among GSE Systems, Inc., GSE Power Systems, Inc., GSE EnVision, Inc. and Susquehanna Bank.  All other terms and conditions shall remain the same.

Please call me with any questions.

Respectfully,

/s/ Robert P Whelen, Jr.
Robert P Whelen, Jr.
Senior Vice President